Exhibit 10.39
Third Amendment
to
Loan and Security Agreement
     THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of November 2, 2007, by and between SILICON VALLEY BANK (“Bank”), on the one side, and EV3 ENDOVASCULAR, INC., a Delaware corporation, EV3 INTERNATIONAL, INC., a Delaware corporation, and MICRO THERAPEUTICS, INC., a Delaware corporation (collectively and jointly and severally referred to as “Borrowers”), whose address is c/o ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442, on the other side.
Recitals
     A. Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of an Effective Date of June 28, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). The Obligations of the Borrowers have been guarantied by, among others, the following companies, in favor of Bank: ev3 Inc., a Delaware corporation; Micro Therapeutics International, Inc., a Delaware corporation; and ev3 Peripheral, Inc., a Minnesota corporation (collectively, the “Guarantors”).
     B. Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.
     C. Borrowers have requested that Bank (i) waive Borrowers’ compliance with the Tangible Net Worth covenant for the month of September 2007, (ii) eliminate the Tangible Net Worth covenant under the Loan Agreement going forward, and (iii) acknowledge that Borrowers’ and Guarantors’ agreement to settle certain litigation, and make payments pursuant to such settlement, as described herein shall not constitute an Event of Default under specified provisions of the Loan Agreement.
     D. Bank has agreed to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

     2. Amendments to Loan Agreement.
          2.1 Section 6.7(b) (Waiver of TNW Default). Borrowers have advised Bank that Borrowers may fail to comply with the Tangible Net Worth covenant set forth in Section 6.7(b) of the Loan Agreement for September 2007. Bank and Borrowers agree that any such noncompliance is hereby waived effective as of September 30, 2007. It is understood by the parties hereto that such waiver does not constitute a waiver of any other default under the Loan Agreement or any other Loan Document, nor an agreement by Bank to waive or forbear from exercising its rights and remedies in the future regarding defaults under any financial covenant or any other defaults under the Loan Agreement or any other Loan Documents.
          2.2 Section 6.7(b) (Elimination of TNW Covenant). Effective September 30, 2007, Section 6.7(b) of the Loan Agreement is deleted, and the Compliance Certificate shall be revised accordingly. On or before December 31, 2007, Borrowers and Bank shall use reasonable commercial efforts to negotiate and agree to one or more new financial covenant(s), to be effective January 1, 2008.
          2.3 Agreement Regarding Certain Events of Default. Borrowers have advised Bank that ev3 Inc. and its subsidiaries, including the Borrowers and the Guarantors (other than ev3 Inc.), have agreed in principle to settle certain litigation described in the page of Exhibit 99.1 of the Form 8-k filed by ev3 Inc. on October 31, 2007 with the Securities and Exchange Commission attached hereto. Bank agrees that the payment of approximately $21,000,000 in settlement of such litigation shall not constitute an Event Default under the following Sections of the Loan Agreement: Section 8.2 (by potential violation of covenants listed in Sections 7.1, 7.4 and 7.7), Section 8.3, Subsections 8.4(a) and (d) (but only to the extent the “assets” referred to in such Subsections are limited to $21,000,000 of cash or cash equivalents that is set aside for purposes of paying the settlement), and Section 8.7 (but only to the extent any such judgment is for purposes of effectuating such settlement).
          2.4 FoxHollow. Reference is made to the Consent and Second Amendment to Loan and Security Agreement, dated October 4, 2007, among the Bank and the Borrowers. Section 3 of said amendment requires that the Borrowers cause certain events to occur for purposes of making “FoxHollow” an additional borrower under the Loan Agreement, within thirty days of the consummation of the “FoxHollow Merger” (as defined in said amendment). The thirty day period set forth in the amendment to accomplish such events is hereby extended to be the period ending December 17, 2007.
     3. Limitation of Amendments.
          3.1 The consents and amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other transaction or to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed, shall remain in full force and effect, and are incorporated herein by reference.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as (i) already have been obtained or made and (ii) such filings as shall be required by law to perfect a security interest in the Collateral of FoxHollow; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor named thereon.
     7. Fee. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $12,500, which fee is deemed fully earned on the date hereof, and shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents.

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Borrowers:

EV3 ENDOVASCULAR, INC.		EV3 INTERNATIONAL, INC.

By	/s/ Patrick D. Spangler	By	/s/ Patrick D. Spangler
Name:	Patrick D. Spangler	Name:	Patrick D. Spangler
Title:	Vice President and	Title:	Treasurer
Chief Financial Officer

MICRO THERAPEUTICS, INC.

By Name:	/s/ Patrick D. Spangler Patrick D. Spangler
Title:	Chief Financial Officer and Treasurer

Bank:

SILICON VALLEY BANK

By	/s/ Jay McNeil
Name:	Jay McNeil
Title:	Senior Relationship Manager

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